Exhibit 13.1

Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Petróleos Mexicanos, a decentralized public entity of the Federal Government of the United Mexican States (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Amendment No. 1 to the Annual Report on Form 20-F for the year ended December 31, 2009 (the “Amendment No. 1”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Amendment No. 1 fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 8, 2011

/s/ Juan José Suárez Coppel
Name:	Juan José Suárez Coppel
Title:	Director General/Chief Executive Officer

Date: March 8, 2011

/s/ Ignacio Quesada Morales
Name:	Ignacio Quesada Morales
Title:	Chief Financial Officer